Exhibit 5.1

           Mr Paul Garvey                                        11 October 2006
           Manager Capital Markets                               Matter 81016253
           Members Equity Bank Pty Limited
           Level 23
           360 Collins Street
           MELBOURNE VIC 3000


           Dear Paul

           SUPERANNUATION MEMBERS' HOME LOANS PROGRAMME
           SMHL GLOBAL FUND NO. 9

           We have acted in the capacity of Australian solicitors to ME Portfolio Management Limited (formerly called Superannuation Members' Home Loans Limited) (MEPML) and Members Equity Bank Pty Limited (formerly called Members Equity Pty Limited and NMFM Lending Pty Limited) (ME), in relation to:

(a) the offering of Mortgage Backed Floating Rate Notes (the NOTES) of the Trustee of the Fund pursuant to the Registration Statement on Form S-3 (No. 333-134196) of MEPML filed with the Securities and Exchange Commission (the COMMISSION) on 17 May 2006, as amended through the date hereof and declared effective on 11 September 2006 (Washington, D.C. time) (the BASIC REGISTRATION STATEMENT) and the registration statement on Form S-3 (File No. 333-137590) of MEPM filed with the Commission pursuant to Rule 462(b) under the Securities Act (such registration statement, at the time it became effective under the Securities Act upon filing with the Commission on 26 September 2006, being hereinafter referred to as the 462(B) REGISTRATION STATEMENT and, together with the Basic Registration Statement, the REGISTRATION STATEMENT); and

(b) the Transaction Documents (as defined below) to which each of them is a party.


1          TRANSACTION DOCUMENTS

           We have examined only the following documents:

(a) a photocopy of the executed Amending and Restating Deed dated 1 June 2004 between MEPML and Perpetual and annexing to it as Annexure A the Master Trust Deed for the Superannuation Members' Home Loans Trusts between MEPML and Perpetual dated 4 July 1994 as amended and restated as of 1 June 2004 (MASTER TRUST DEED);

(b) a copy of the Notice of Creation of a Securitisation Fund dated 16 August 2006 by MEPML creating the Fund (CREATION NOTICE);

(c) a copy of the Supplementary Bond Terms Notice - Class A Notes and Class B Notes dated 3 October 2006 between MEPML, the Security Trustee, the Trustee and the Note Trustee (NOTES TERMS NOTICE);

(d) a copy of the Note Trust Deed dated 3 October 2006 between the Trustee, MEPML, the Note Trustee, the Principal Paying Agent, the Irish Paying Agent, the Calculation Agent, the Note Registrar and the Security Trustee including the forms of the Notes to be issued under the Note Trust Deed (NOTE TRUST DEED);

                                                         /s/ Freehills

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(e)        a copy of the Security Trust Deed dated 17 August 2006 and the
           Amending Deed to it dated 21 September 2006, each between MEPML, the Trustee, the Security Trustee and the Note Trustee (SECURITY TRUST
           DEED);

(f)        a certified copy of the constitution of the Trustee;

(g) a copy of the Registration Statement consisting of the Basic Registration Statement and the Rule 462(b) Registration Statement;

(h) a copy of the prospectus supplement dated 27 September 2006 (PROSPECTUS SUPPLEMENT) to the prospectus dated 18 September 2006 (BASE PROSPECTUS) (together the PROSPECTUS); and

(i) such other documents which we consider necessary in order to give this opinion.

           We note that the Notes are governed by the laws of New South Wales.

2          DEFINITIONS

           In this opinion expressions defined in this opinion or in a Transaction Document have the meanings given in this opinion or that Transaction Document and:

(a) the documents referred to in paragraphs 1(a) to 1(e) (inclusive) are collectively referred to as the TRANSACTION DOCUMENTS;

(b)        ACTING PERSON means Lachlan Roots, the signatory of this opinion;

(c)        AUSTRALIA means the Commonwealth of Australia;

(d)        CLASS A NOTE has the same meaning as in the Notes Terms Notice;

(e)        CLASS A OFFERED NOTES has the same meaning as in the Note Trust Deed;

(f)        CLASS A OFFERED NOTEHOLDERS has the same meaning as in the Note Trust
           Deed;

(g)        CLASS B NOTE has the same meaning as in the Notes Terms Notice;

(h)        CORPORATIONS ACT means the Corporations Act 2001 (Cth);

(i) FUND means SMHL Global Fund No. 9 constituted under the Master Trust Deed pursuant to the Creation Notice;

(j) NOTE TRUSTEE means The Bank of New York as note trustee for the Class A Offered Noteholders under the Note Trust Deed;

(k)        NOTE TRUST means the trust constituted by the Note Trust Deed;

(l) NOTES means the Class A Notes and the Class B Notes, the terms of which include the Supplementary Note Terms and the relevant provisions of the Master Trust Deed and, in the case of the Class A Offered Notes, the Note Trust Deed;

(m)        PERPETUAL means Perpetual Limited;

(n)        PTCL means Perpetual Trustee Company Limited;

(o) REGISTER means the register of Class A Offered Noteholders maintained in accordance with the Transaction Documents by The Bank of New York;

(p) RELEVANT JURISDICTION means the State of New South Wales, the State of Victoria and Australia;

(q)        SECURITY TRUST means the trust constituted by the Security Trust
           Deed;

(r)        SECURITY TRUSTEE means PTCL as security trustee under the Security
           Trust Deed;

(s) SUPPLEMENTARY NOTE TERMS means the terms and conditions set out in the Notes Terms Notice attached to the Bond Issue Direction relating to the Notes;

(t) TAX ACT means the Income Tax Assessment Act 1936 (Cth), Income Tax Assessment Act 1997 (Cth), and the Tax Administration Act 1953 (Cth), as appropriate; and

(u)        TRUSTEE means Perpetual as trustee of the Fund.

                                                         /s/ Freehills

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3          OPINION

           Based upon the assumptions and qualifications set out in this opinion, we are of the opinion that the Notes when duly executed, duly authenticated, delivered and sold as contemplated in the Prospectus, will be fully paid (and accordingly, non-assessable), legal, valid and binding obligations of the Trustee.

4          ASSUMPTIONS

           In this opinion we have assumed the following matters, and we have not made, nor are we obliged to make, any independent investigation of those matters (but the Acting Person (who also has not made, nor is obliged to make, any independent investigation of those matters) has no actual knowledge at the time of giving this opinion of any fact which would render any of the assumptions incorrect):

(a) the exercise of rights and performance of obligations under each Transaction Document are not affected in any way by any other document or agreement or any course of dealings between the parties or any other act, matter or thing which occurred or was entered into prior to the date of this opinion;

(b) each party to a Transaction Document (other than the Trustee) is duly incorporated or organised and validly existing under all applicable laws;

(c) any Transaction Documents examined by us in unexecuted form or as a conformed document have been or will be duly executed in the same form by duly authorised signatories, all certified, conformed or copy documents provided to us conform to originals and no Transaction Document has been varied, amended, rescinded, revoked or terminated by any party to it (other than the Master Trust Deed by the Amending and Restating Deed referred to in paragraph 1(a) and the Security Trust Deed by the Amending Deed to it referred to in paragraph 1(e)) ;

(d) each Transaction Document is within the capacity and powers of, and has been or will be validly authorised, executed, witnessed and delivered by, and is and will be a legal, valid and binding obligation of, each of the parties to it, other than, in the case of the laws of the Relevant Jurisdictions, the Trustee; the execution, delivery and performance of each Transaction Document by each such party will comply with all applicable laws other than, in the case of the laws of the Relevant Jurisdictions, the Trustee; and each such party will duly comply with and perform all its obligations under each Transaction Document;

(e) the Trustee and each other party to a Transaction Document or a Note is solvent at the time of and after giving effect to the entry into and performance of each Transaction Document to which it is a party and the issue or creation of the Notes;

(f) no action has or will have been commenced or has or will have occurred that might result or has resulted in the Trustee being wound up or having a liquidator, administrator, receiver, receiver and manager or like officer appointed to it in its personal capacity or as trustee of a Fund, or any of its assets or the assets of a Fund or it in its personal capacity or as trustee of a Fund obtaining protection from its or the Fund's creditors under any applicable laws;

(g) the execution and delivery of, and the performance of any obligation under, the Transaction Documents in any place outside the Relevant Jurisdictions is not and will not be illegal, invalid, unenforceable or ineffective, and satisfies and will satisfy all requirements, under the laws of that place;

(h) no Notes will, at any time, be offered or sold in a Relevant Jurisdiction, and the Prospectus and any other offering material in relation to any Notes will not, at any time, be issued or distributed in, or brought into a Relevant Jurisdiction, except in each case in accordance with the selling restrictions in the Transaction Documents and the Prospectus;

(i) the Commissioner of Taxation or Deputy Commissioner of Taxation or other appropriate government entity has not given and will not give a direction under section 218, section 255 or section 260-5 of Schedule 1 of the Tax Act, and the Chief Commissioner

                                                         /s/ Freehills

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           of Stamp Duties of New South Wales has not given and will not give a notice under section 46 of the Taxation Administration Act 1996 of New South Wales, or any similar provision of any other legislation of a Relevant Jurisdiction, requiring the Trustee to deduct from sums payable by it to a person under the Transaction Documents an amount of Australian Tax payable by the payee, in relation to any payment under any of the Transaction Documents or any Notes;

(j) no laws other than the laws of the Relevant Jurisdictions affect this opinion;

(k) any resolutions or powers of attorney or other instruments pursuant to which a signatory is to execute any of the Transaction Documents have not been and will not be varied or revoked, any such powers of attorney has been or will be duly registered in all relevant jurisdictions and the constitution of the Trustee inspected by us was current in all respects at all relevant times;

(l) any of the Transaction Documents which is required to be delivered by the Trustee has been, or will be, duly delivered;

(m) each party to the Transaction Documents and the Notes, other than the Trustee, enters and will enter into the Transaction Documents and the Notes to which it is a party in good faith for the purpose of and in connection with the carrying on of its or the business of any trust of which it is trustee and in the case of a trustee for the benefit and in the interest of the trust and of its beneficiaries, which is commensurate with the obligations to be undertaken by the trustee and the trust, as the case may be, thereunder;

(n) that all payments and instructions for the transfer of funds made in respect of the Transaction Documents which require reporting under the Financial Transaction Reports Act 1988 will be duly reported in accordance with that Act and the regulations under that Act;

(o) no party to a Transaction Document or any Notes and no Noteholder has engaged in, or is, or will be engaging in, misleading, deceptive or unconscionable conduct or is conducting, or will conduct, its business or any activity contemplated by the Transaction Documents or the Notes in any way or for any purpose not evident from the face of the Transaction Documents or the Notes or the Prospectus which might render any Transaction Documents or any Notes illegal, void, voidable or otherwise unenforceable or might otherwise render any part of this opinion incorrect;

(p) no person entitled to rely on this opinion is aware that any assumption made by us is incorrect (but this assumption is not to affect any other person who is entitled to rely on this opinion who is not so aware);

(q) each choice of law contained in the Transaction Documents is bona fide and is not unconnected with the commercial realities of the transactions contemplated by the Transaction Documents;

(r) the entry into and performance by the Trustee of its obligations under the Transaction Documents is for its commercial benefit and in its commercial interests;

(s)        as regards the Trustee and the Fund:

           (1) other than the Trustee, the Security Trustee and the Note Trustee, no party to the Transaction Documents or a Note is a trustee of a trust;

           (2) neither the Fund, the Security Trust nor the Note Trust has vested nor has the Trustee, the Security Trustee, nor the Note Trustee exercised any power or indicated an intention to exercise any power to vest the Fund, the Security Trust or the Note Trust prior to the vesting day specified in the Master Trust Deed or the Security Trust Deed or the Note Trust Deed (as the case may be);

           (3) neither the Trustee, the Security Trustee nor the Note Trustee has resigned its trusteeship nor has it ceased to be trustee by operation of law;

           (4) the entry into and performance of the Transaction Documents by the Trustee, the Security Trustee and the Note Trustee is part of the proper administration of the Fund, the Security Trust and the Note Trust as the case may be, by it,

                                                         /s/ Freehills

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                     amounts to a proper exercise of its fiduciary duties as
                     trustee, and is for the benefit of the Fund and the beneficiaries of the Fund, the Security Trust and the Note Trust, as the case may be;

(t) all directions, consents and authorities required by, or contemplated by, the Transaction Documents or the Notes to enable the Trustee, the Security Trustee and the Note Trustee to fulfil their respective obligations under the Transaction Documents or the Notes have been or will be duly given by the Trustee;

(u) there has been no event that would affect the accuracy of this Opinion insofar at it relates to the Master Trust Deed such as, for example, a repudiation of, or a breach leading to a termination by a party, to the Master Trust Deed;

(v) that the Note Terms Notice in the form examined by us is inscribed in the Register in accordance with the Master Trust Deed;

(w) that the Notes are issued by the Trustee in accordance with the Transaction Documents and all requirements of the Transaction Documents for the issue of the Notes are satisfied;

(x) each Note issued is, or will be, issued in accordance with the terms and conditions of, including, but not limited to, each relevant restriction in that regard contained in, the Transaction Documents and the Supplementary Note Terms;

(y) all factual matters stated in the Transaction Documents are true and correct; and

(z) notwithstanding clause 43 of the Note Trust Deed, the Note Trust Deed is governed in its entirety by the laws of New South Wales;


5          QUALIFICATIONS

           This opinion is subject to the following qualifications:

(a) this opinion relates only to the laws of the Relevant Jurisdictions as in force at the time of giving this opinion. In particular, this opinion does not relate to the application of future changes to the taxation of trusts or to the application of any proposed changes to the taxation of trusts and transactions between entities and their members. We neither express nor imply any opinion as to, and have not made any investigation of, the laws of any other jurisdiction. We are under, and assume, no obligation to inform any person of, or of the effect of, any future changes to or otherwise of those or any other laws including, without limitation, any announcements or proposals whether or not in any draft legislation to change or replace such laws or any opinions, views or comments passed in respect thereof;

(b) we have not been responsible, in relation to the Transaction Documents, any Notes or anything else in connection with the transactions, for investigating or verifying the completeness, accuracy, materiality or relevance of any facts or statements of fact or the reasonableness or pertinence of any statement of fact or whether any facts or statements of fact have not been disclosed or whether there are, or are not, reasonable grounds for any opinion or statement as to any future matter or whether or not the person making the statement or expressing the opinion believes it to be complete, accurate, material or relevant;

(c) in relation to our opinion, we have relied upon an examination of the constitution of the Trustee;

(d) we understand that Austraclear Limited (AUSTRACLEAR) and the operators of other clearing systems (each a CLEARING SYSTEM), may be entered on the Register as the holder of some or all of the Class A Notes, subject to the rights, if any, of members of the relevant Clearing System to be entered on the Register in accordance with the rules and regulations of the relevant Clearing System. Members of the relevant Clearing System recognised by the operator of the relevant Clearing System, as having rights in relation to Class A Notes registered in the name of the operator of the relevant Clearing System on the Register have no rights against the Trustee for the purposes of payments in relation to the Class A Notes or for any other purpose in relation to the Notes;

                                                         /s/ Freehills

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(e)        this opinion is limited to the law of the Relevant Jurisdictions as applied by the courts in the Relevant Jurisdictions and in particular does not extend to any Federal or State laws of the United States. It is given on the basis that it will be governed by and construed in accordance with the laws of New South Wales. It is strictly limited to the matters stated in it and does not apply by implication to other matters;

(f) this opinion expresses opinions only based on existing law (and in many cases there is no case law to help in forming the opinions) and does not, nor purport to be or act as, advice to those persons entitled to rely on it either as to the matters dealt within it or as to matters not dealt within it. Our opinions are of their nature by way of summary only and we are not liable to any persons for any resulting insufficiency of such opinions: such persons should seek advice from their advisers as to the extent of application of such provisions;

(g) only the Acting Person has any knowledge in relation to the things dealt within in this opinion; we are not liable if any partner or solicitors of this firm other than the Acting Person has any knowledge which would render our assumptions or qualifications incorrect; we have not made any investigation as to whether any partner or solicitor of this firm other than the Acting Person has any such knowledge;

(h) unless the Reserve Bank of Australia has given specific approval under the Banking (Foreign Exchange) Regulations 1959 (Cth), payments or transfers to, by the order of or on behalf of:

           (1) proscribed governments (and their statutory authorities, agencies, entities); and

           (2) nationals of proscribed countries, proscribed organisations or persons associated with proscribed organisations,

           are prohibited.

           For the purposes of this paragraph 5(h)(1), proscribed persons include certain persons associated with the former government of the Federal Republic of Yugoslavia and certain persons associated with the Government of Zimbabwe;

(i) under Part 4 of the Charter of the United Nations Act 1945 (Cth) and the Charter of United Nations (Terrorism and Dealings with Assets) Regulations 2002 (Cth) restrictions apply to transactions, accounts and assets relating to the Taliban, Usama bin Laden, the Al-Qaida organisation and other persons and entities identified and listed in the Commonwealth of Australia Gazette by the Australian Minister for Foreign Affairs as terrorists or sponsors of terrorism;

(j)        the Iraq (Reconstruction and Repeal of Sanctions) Regulations 2003
           (Cth) impose a freeze on the financial resources of the previous Government of Iraq, Saddam Hussein, other senior officials of his regime, and their immediate families, and provide for such resources to be transferred to Iraq and used in that country's reconstruction and rehabilitation;

(k) service by facsimile may not be good service where service in a particular manner is required by any applicable law;

(l) authorisations required under the Transaction Documents may lapse or be suspended, cancelled, amended, revoked or terminated from time to time;

(m) the collection, storage, use or disclosure of personal information, if any, by any party may be subject to duties of confidentiality and the Privacy Act 1988 (Cth); and

(n) under section 109 of the Instruments Act 1959 (Vic), a power of attorney stated to be irrevocable may only be irrevocable where it is given by the principal as security for a proprietary interest of the attorney or other performance of an obligation owed to the attorney and while:

           (1) the attorney has a proprietary interest or persons deriving title to the interest under the attorney have a proprietary interest secured by the power of attorney; or

                                                         /s/ Freehills

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           (2)        the obligation, the performance of which is secured by the power of attorney remains undischarged.


6          BENEFIT, RELIANCE AND CONSENT

           We hereby consent to the filing of this letter with the Commission as
           Exhibit 5.1 to a Form 8-K to be filed in connection with the Registration Statement and to the references to this firm under the heading "Legal Matters" in the Base Prospectus and the Prospectus Supplement, without admitting that we are "experts" within the meaning of the Securities Act of 1933 or the rules and regulations of the Commission issued under the Securities Act of 1933 with respect to any part of the Registration Statement or this exhibit.



           Yours sincerely


           /s/ Lachlan Roots

           LACHLAN ROOTS
           Partner
           Freehills

           +61 2 9225 5337
           0405 223 619
           lachlan.roots@freehills.com


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